As filed with the Securities and Exchange Commission on September 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Stardust Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-3863616
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Stardust Power Inc. Amended and Restated 2024 Equity Incentive Plan

(Full titles of the plans)

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

Telephone: (800) 742-3095

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roshan Pujari

Chief Executive Officer

Stardust Power Inc.

15 E. Putnam Ave, Suite 378

Greenwich, CT 06830

Telephone: (800) 742-3095

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Faith L. Charles

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, NY 10017-6232

Telephone: (212) 344-5680

Fax: (212) 344-6101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 2, 2026, at the 2026 Annual Meeting of Shareholders of Stardust Power Inc. (the “Registrant”), the Registrant’s shareholders approved the Stardust Power Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”), which amended and restated the Stardust Power Inc. 2024 Equity Incentive Plan to, among other things, increase the number of shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance under the Plan by 2,600,000 shares of Common Stock. The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), such additional 2,600,000 shares of Common Stock for issuance under the Plan.

The additional shares of Common Stock registered by this Registration Statement are of the same class as those securities registered on the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 18, 2024 (Registration No. 333-282189) and on March 13, 2026 (Registration No. 333-294292) (collectively, the “Prior Registration Statements”).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, are incorporated by reference into this Registration Statement, except as expressly modified herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the U.S. Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 (Item 1, Plan Information, and Item 2, Registrant Information and Employee Plan Annual Information) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 25, 2026.

●	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, filed with the Commission on May 14, 2026 and August 13, 2026, respectively.

●	The Registrant’s Current Reports on Form 8-K (other than any portions thereof deemed furnished and not filed), filed with the Commission on January 20, 2026, January 30, 2026, February 18, 2026, April 20, 2026, April 30, 2026, May 8, 2026, June 3, 2026, July 2, 2026, July 24, 2026, August 5, 2026, August 11, 2026, August 21, 2026, September 17, 2026, September 18, 2026, and September 22, 2026.

●	The Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on April 21, 2026.

●	The description of the Registrant’s securities filed as Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 25, 2026, as well as any additional amendments or reports filed for the purpose of updating such description.

●	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.1 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 12, 2024).
4.2	Certificate of Amendment to the Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 8, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 25, 2026).
4.3	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Stardust Power Inc.’s Current Report on Form 8-K filed with the SEC on September 4, 2025).
4.4	Bylaws of Global Partner Acquisition Corp II (incorporated by reference to Exhibit 3.2 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on July 12, 2024).
5.1*	Opinion of Thompson Hine LLP.
23.1*	Consent of KNAV CPA LLP
23.2*	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of this Registration Statement on Form S-8).
99.1	Stardust Power Inc. Amended and Restated 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Stardust Power Inc.’s Current Report on Form 8-K, filed with the SEC on June 3, 2026).
99.2	Form of Restricted Stock Unit Agreement under the Amended and Restated 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Stardust Power Inc.’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2026).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on September 22, 2026.

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roshan Pujari, Udaychandra Devasper and Bruce Czachor, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act), including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Roshan Pujari	Chief Executive Officer and Chairman	September 22, 2026
Roshan Pujari	(Principal Executive Officer)

/s/ Udaychandra Devasper	Chief Financial Officer	September 22, 2026
Udaychandra Devasper	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sudhindra Kankanwadi	Director	September 22, 2026
Sudhindra Kankanwadi

/s/ V. Ray Rivers	Director	September 22, 2026
V. Ray Rivers

/s/ Michael Earl Cornett Sr.	Director	September 22, 2026
Michael Earl Cornett Sr.

/s/ Anupam Agarwal	Director	September 22, 2026
Anupam Agarwal

/s/ Mark Rankin	Director	September 22, 2026
Mark Rankin